Exhibit 10.2

SUPPLEMENT NO. 1 TO SECURITY AGREEMENT

Supplement No. 1 (this “Supplement”) dated as of June 16, 2010, to the Security Agreement of June 10, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) by and among each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, jointly and severally, “Grantors” and each individually “Grantor”) and WELLS FARGO CAPITAL FINANCE, LLC in its capacity as Agent for the Lender Group and the Bank Product Providers (together with the successors, “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement, dated as of December 8, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among SAVVIS Communications Corporation, a Missouri corporation, as borrower (“Borrower”), SAVVIS, Inc., a Delaware corporation, the lenders party thereto as “Lenders” (“Lenders”), and Agent, the Lender Group is willing to make certain financial accommodations available to Borrower from time to time pursuant to the terms and conditions thereof; and

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and/or the Credit Agreement; and

WHEREAS, Grantors have entered into the Security Agreement in order to induce the Lender Group to make certain financial accommodations to Borrower; and

WHEREAS, pursuant to Section 5.16 of the Credit Agreement, new direct or indirect Subsidiaries of Borrower, must execute and deliver certain Loan Documents, including the Security Agreement, and the execution of the Security Agreement by the undersigned new Grantor (“New Grantor”) may be accomplished by the execution of this Supplement in favor of Agent, for the benefit of the Lender Group and the Bank Product Provider;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, New Grantor hereby agrees as follows:

1. In accordance with Section 24 of the Security Agreement, New Grantor, by its signature below, becomes a “Grantor” under the Security Agreement with the same force and effect as if originally named therein as a “Grantor” and New Grantor hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a “Grantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Grantor” thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby grant, assign, and pledge to Agent, for the benefit of the Lender Group and the Bank Product Provider, a security interest in and security title to all assets of New Grantor including, without limitation, all property of the type described in Section 2 of the Security Agreement to secure the full and prompt payment of the Secured Obligations, including, without limitation, any interest thereon, plus reasonable attorneys’ fees and expenses if the Secured Obligations represented by the Security Agreement are collected by law, through an attorney-at-law, or under advice therefrom. Schedule 4, “Pledged Companies” and Schedule 8, “List of Uniform Commercial Code Filing Jurisdictions” attached hereto supplement Schedule 4 and Schedule 8, respectively, to the Security Agreement and shall be deemed a part thereof for all purposes of the Security Agreement. Each reference to a “Grantor” in the Security Agreement shall be deemed to include New Grantor. The Security Agreement is incorporated herein by reference.

2. New Grantor represents and warrants to Agent, the Lender Group and the Bank Product Provider that this Supplement has been duly executed and delivered by New Grantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3. This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission shall be as effective as delivery of a manually executed counterpart hereof.

4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

5. This Supplement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof.

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IN WITNESS WHEREOF, New Grantor and Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

NEW GRANTOR:	BLUE JAY MERGER SUB INC.

	By:	/s/ Gregory W. Freiberg
	Name:	Gregory W. Freiberg
	Title:	CFO

AGENT:	WELLS FARGO CAPITAL FINANCE LLC

	By:	/s/ John Nocita
	Name:	John Nocita
	Title:	Managing Director

SCHEDULE 4

Pledged Companies

None

SCHEDULE 8

List of Uniform Commercial Code Filing Jurisdictions

State of Delaware